UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2011

CHINA JO-JO DRUGSTORES, INC.
(Exact name of registrant as specified in Charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza Gongshu District, Hangzhou, Zhejiang Province People’s Republic of China
(Address of Principal Executive Offices)

+86 (571) 88077078
(Issuer Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2011, the registrant entered into an agreement with Worldwide Officers, Inc., a California corporation (“WOI”), to memorialize the terms under which Mr. Bennet P. Tchaikovsky had been serving as the registrant’s chief financial officer from April 28, 2011 to August 1, 2011 (the “Agreement Period”).  The registrant’s previous agreement with WOI for the services of Mr. Tchaikovsky expired on April 27, 2011.

As memorialized under the agreement, WOI is compensated for the Agreement Period with $25,000 and 4,613 shares of the registrant’s common stock under its 2010 Equity Incentive Plan (“WOI Shares”), as well as reimbursement of expenses. In connection with the WOI Shares, the registrant and WOI entered into a restricted stock award agreement dated as of August 1, 2011.

A copy of the foregoing agreements between the registrant and WOI is included with this current report as Exhibit 99.1 and 99.2.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

Effective August 1, 2011, Mr. Bennet P. Tchaikovsky resigned as the registrant’s chief financial officer, and Mr. Shike Zhu resigned from the registrant’s board of directors. The decisions by Mr. Tchaikovsky and Mr. Zhu to resign from their respective positions were not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Appointment of Officer

Effective August 1, 2011, the registrant’s board of directors appointed Mr. Frank Ming Zhao as the registrant’s new chief financial officer to replace Mr. Tchaikovsky.

From September 2010 to July 2011, Mr. Zhao served as a senior manager at CFO Oncall, Inc., a financial consulting firm providing CFO services to U.S.-listed, China-based publicly traded companies. Through CFO Oncall, Inc., Mr. Zhao has been consulting for the registrant since January 2010. From December 2006 through August 2010, Mr. Zhao served as a senior auditor at Sherb & Co., LLP. None of these companies is related to or affiliated with the registrant. Mr. Zhao is a licensed certified public accountant. He graduated with a bachelor’s degree in accounting from Central University of Finance and Economic in Beijing in July 1999, and obtained a master’s degree in professional accounting from the University of Washington in December 2002.

There are no family relationships between Mr. Zhao and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiaries and affiliated companies.

In connection with his appointment, Mr. Zhao entered into an employment agreement with the registrant dated as of August 1, 2011, pursuant to which Mr. Zhao will serve as the chief financial officer for a term of two years commencing August 1, 2011, for annual compensation of $100,000, payable in monthly installments, as well as a one-time grant of 40,000 shares of the registrant’s common stock (“CFO Shares”) under its 2010 Equity Incentive Plan. Mr. Zhao is also entitled to expense reimbursement and to be included as an insured under the registrant’s directors and officers insurance policy with coverage of $5,000,000. During his employment, Mr. Zhao is subject to certain restrictive covenants, including (i) prohibition against engaging in any work that competes with the registrant and its business and soliciting customers, potential customers and employees of the registrant, and (ii) requirement to maintain the registrant’s confidential information.

Mr. Zhao’s employment agreement terminates upon his death or disability. If Mr. Zhao is unable to perform his duties for 60 days during any 12-month period, the registrant may also terminate the employment agreement upon 30-day written notice. The registrant may also terminate the employment agreement for cause, upon notice if at any time Mr. Zhao commits (a) fraudulent, unlawful or grossly negligent conduct in connection with his employment duties; (b) willfully misconduct; (c) willful and continued failure to perform his duties; (d) any felony or any crime involving moral turpitude; (e) violation of any material policy of the Registrant; or (f) any material breach of any written agreement with the registrant. Mr. Zhao may terminate his employment agreement immediately upon written notice if the registrant breaches its agreement with Mr. Zhao.

In connection with the CFO Shares, the registrant and Mr. Zhao entered into a restricted stock award agreement dated as of August 1, 2011, under which the CFO Shares shall vest in eight equal quarterly installments on the first day of each quarter commencing on August 1, 2011. In the event Mr. Zhao’s employment is terminated by the registrant for cause, any unvested portion of the CFO Shares at the time of termination will be automatically forfeited. The registrant has the option to purchase any CFO Shares that Mr. Zhao offers to sell prior to the 91st day from the termination of his employment, provided that if the registrant does not purchase any or all of the CFO Shares so offered within 30 days upon notice of offer, Mr. Zhao may sell such CFO Shares in any lawful manner at no lower price or upon no more favorable terms than those offered to the registrant.

A copy of the foregoing agreements between the registrant and Mr. Zhao is included with this current report as Exhibit 99.3 and 99.4.

Appointment of Director

Effective August 1, 2011, Mr. Bennet P. Tchaikovsky was appointed to the registrant’s board of directors to fill the vacancy created by the resignation of Mr. Shike Zhu.

Since July 2009 and until his appointment as a director, Mr. Tchaikovsky served as the registrant’s chief financial officer on a part-time basis. He is presently part-time chief financial officer of VLOV, Inc. (OTCBB: VLOV), a China-based clothing designer. Previously, Mr. Tchaikovsky served as part-time chief financial officer of Skystar Bio-Pharmaceutical Company (NasdaqCM: SKBI), a China-based veterinary drug manufacturer, from May 2008 to April 2010, and as chief financial officer of Innovative Card Technologies, Inc. (NVC. PK), from July 2004 through October 2007. From December 2008 through November 2009, Mr. Tchaikovsky served as a director of Sino Clean Energy, Inc. (NasdaqGM: SCEI), a China-based producer of coal-water slurries. None of these companies is related to or affiliated with the registrant. Mr. Tchaikovsky is a licensed certified public accountant and an inactive member of the California State Bar. He received a bachelor’s degree in business economics from the University of California at Santa Barbara, and a juris doctorate degree from Southwestern University School of Law. The registrant’s board of directors has determined that Mr. Tchaikovsky should serve as a director given his senior level management experience in finance and accounting areas and his extensive working relationship and familiarity with the registrant.

In connection with the foregoing appointment, the registrant and Mr. Tchaikovsky entered into an agreement dated as of August 1, 2011, pursuant to which Mr. Tchaikovsky will receive an annualized compensation of $40,000, including $30,000 in cash payable in twelve equal monthly installments on the first day of each month commencing August 1, 2011, and $10,000 of shares of the registrant’s common stock (“Director Shares”) under its 2010 Equity Incentive Plan. Mr. Tchaikovsky is also entitled to be included as an insured under the registrant’s directors and officers insurance policy with coverage of $5,000,000.

In connection with the Director Shares, the registrant and Mr. Tchaikovsky entered into a restricted stock award agreement dated as of August 1, 2011, under which the Director Shares shall vest in quarterly installments on the last day of each quarter commencing on October 31, 2011. The registrant has the option to purchase any Director Shares that Mr. Tchaikovsky offers to sell prior to the 91st day from the termination of his services to the registrant, provided that if the registrant does not purchase any or all of the Director Shares so offered within 30 days upon notice of offer, Mr. Tchaikovsky may sell such Director Shares in any lawful manner at no lower price or upon no more favorable terms than those offered to the registrant. In the event Mr. Tchaikovsky’s employment is terminated by the registrant for cause, any unvested portion of the Director Shares at the time of termination will be automatically forfeited.

A copy of the foregoing agreements between the registrant and Mr. Tchaikovsky is included with this current report as Exhibit 99.5 and 99.6.

There are no transactions between the registrant and either Mr. Zhao or Mr. Tchaikovsky that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On August 1, 2011, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.7, and the information in Exhibit 99.7 is incorporated herein by reference.

The information in Item 8.01 in this current report on Form 8-K and Exhibit 99.7 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Loanout Agreement with Worldwide Officers, Inc. dated August 1, 2011
99.2	Restricted Stock Award Agreement with Worldwide Officers, Inc. dated August 1, 2011
99.3	Employment Agreement with Mr. Ming Zhao dated August 1, 2011
99.4	Restricted Stock Award Agreement with Mr. Ming Zhao dated August 1, 2011
99.5	Director Offer Letter with Mr. Bennet Tchaikovsky dated August 1, 2011
99.6	Restricted Stock Award Agreement with Mr. Bennet Tchaikovsky dated August 1, 2011
99.7	Press release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Jo-Jo Drugstores, Inc.
Date:	August 1, 2011	(Registrant)

		By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer